SmileDirectClub Reports First Quarter 2022 Financial Results
Q1 2022 Revenue Increased 20.1% and Shipments Increased 15.3% vs. Q4 2021

NASHVILLE, Tenn., May 9, 2022 -- SmileDirectClub, Inc. (Nasdaq: SDC), the next generation oral care company with the first medtech platform for teeth straightening, today announced its financial results for the first quarter ended March 31, 2022. Revenue for the first quarter of 2022 increased 20.1% compared to the fourth quarter of 2021 with gross profit up 32.5% for the same period.

First Quarter 2022 Financial Highlights

•Total revenue of $152 million, a 20.1% increase over the fourth quarter of 2021 and a decrease of 24.0% over the prior year period.
•Net loss of $(73) million, an improvement of $22 million over both the fourth quarter of 2021 and the prior year period.
•Adjusted EBITDA of $(34) million, a $27 million improvement over the fourth quarter of 2021, and a decrease of $39 million over the prior year period.
•Diluted EPS of $(0.19), an improvement of $0.06 over both the prior year period and fourth quarter of 2021.

Key Operating Metrics and Strategic Highlights

•First quarter unique aligner shipments of 76,254, a 15.3% sequential increase over 66,133 shipments in the fourth quarter of 2021.
•Fourth quarter average aligner gross sales price (“ASP”) of $1,890 compared to $1,899 for the fourth quarter of 2021.
•On April 27, 2022, completed a new $255 million secured debt facility, strengthening the Company’s liquidity with greater flexibility to fuel its continued operations and growth plans.

“We are off to a good start for 2022 and on plan with the right-sizing of our operating structure and allocating capital to core growth initiatives that can produce the highest return on investment,” said David Katzman, Chief Executive Officer and Chairman of SmileDirectClub. “These actions have positioned us to further advance our strategic growth initiatives, including oral care, profitable SmileShop expansion, technology and product innovation, and our Partner Network, which are all demonstrating encouraging results. Additionally, we also strengthened our liquidity position with the announcement last month of a new $255 million secured debt facility that gives us financial flexibility to continue making investments in key strategic growth areas of our business. We remain optimistic on our business outlook for 2022 and beyond.”

Business Outlook

SmileDirectClub’s mission is to democratize access to a smile each and every person loves and deserves by making it affordable and convenient for everyone. Every decision and investment the Company has made is to support and expand this mission and enable its long-term growth potential. SmileDirectClub possesses the unique assets and innovation to disrupt the incumbents, the agility to adjust to the needs of its customer, and a sustainable brand that is top of mind with consumers. The Company has been issued 36 patents and counting for its innovations in orthodontic treatment planning, aligner manufacturing, smile scanning technologies, its proprietary telehealth platform and a variety of other areas. There are many more patents pending and in the pipeline in both the US and abroad on various technologies relating to data capture, 3D image capture, intraoral scanning, monitoring, manufacturing, and consumer products. In addition, the Company has enabled treatment for over 1.7 million customers, built the only end-to-end vertically integrated platform for the consumer at scale, created a Dental Partner Network with 673 global practices that are live or pending training, created oral care products available at over 16,300 retail stores worldwide, and remains the strongest teledentistry brand with 60% aided awareness.

When consumers are considering straightening their teeth, they typically do one or all of the following: One, they search online to understand their options; two, they might ask a dentist; and three, they might ask a friend or family member which option they should choose. Based on the Company’s research, consumers have noted its product and customer experience is nearly identical to Invisalign, 60% less expensive, and more convenient. For other teledentistry platforms, its research showed that significantly fewer customers would recommend those brands compared with SmileDirectClub customers. The U.S. Brand Tracker first quarter survey separately noted that the Company’s unaided and aided brand awareness continued its separation from its teledentistry competitors and closer awareness compared to Invisalign. Additionally, the Company’s pioneering telehealth platform was recently recognized by MedTech Breakthrough, winning the “Best Telehealth Platform” award in 2022.

In addition to these investments to create the next generation of oral care and influence consumer decision making, the Company will continue to make strategic investments in penetrating new demographics to drive controlled growth, while also executing against its profitability goals. Lastly, favorable industry dynamics continue to increase with broader acceptance of telehealth and specifically tele-dentistry, minimal penetration against the total addressable market, a number of recent regulatory wins that should help remove barriers to access to care, and clear aligners gaining share in the overall industry.

Full Year 2022 Guidance

The Company reaffirmed its guidance as well as its assumptions underlying that guidance for the year ended December 31, 2022, previously provided on February 28, 2022.

Conference Call Information

SmileDirectClub First Quarter 2022 Conference Call Details

Date:	May 10, 2022
Time:	8:00 a.m. Eastern Time (7:00 a.m. Central Time)
Dial-In:	1-877-407-9208 (domestic) or 1-201-493-6784 (international)
Webcast:	Visit “Events and Presentations” section of the company’s IR page at http://investors.smiledirectclub.com

A replay of the call may be accessed the same day from 11 a.m. Eastern Time on Tuesday, May 10, 2022 until 11:59 p.m. Eastern Time on Tuesday, May 17, 2022 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay PIN: 13728500. A copy of the first quarter 2022 results supplemental earnings presentation and an archived version of the call, when completed, will also be available on the Investor Relations section of SmileDirectClub’s website at investors.smiledirectclub.com.

Forward-Looking Statements

This earnings release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the ongoing assessment of the cyber incident, material legal, financial and reputational risks resulting from such incident and the related operational disruptions; the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2021.

New risks and uncertainties arise over time, and it is not possible for us to predict all such factors or how they may affect us. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We are under no duty to update any of these forward-looking statements after the date of this earnings release to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this earnings release.

About SmileDirectClub

SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first medtech platform for teeth straightening. Through its cutting-edge telehealth technology and vertically integrated model, SmileDirectClub is revolutionizing the oral care industry. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. For more information, please visit SmileDirectClub.com.

Investor Relations:
Jesse Weaver
Global Head, FP&A and Investor Relations

Jonathan Fleetwood
Director, Investor Relations
investorrelations@smiledirectclub.com

Media Relations:
Amber Pietrobono
Director, Corporate Communications
press@smiledirectclub.com

SmileDirectClub, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2022	2021
ASSETS
Cash	$144,747	$224,860
Accounts receivable, net	181,651	184,558
Inventories	39,018	40,803
Prepaid and other current assets	24,802	17,519
Total current assets	390,218	467,740
Accounts receivable, net, non-current	58,876	59,210
Property, plant and equipment, net	221,883	227,201
Operating lease right-of-use asset	23,848	24,927
Other assets	15,425	15,480
Total assets	$710,250	$794,558
LIABILITIES AND EQUITY (DEFICIT)
Accounts payable	$18,286	$19,922
Accrued liabilities	111,740	122,066
Deferred revenue	19,833	20,258
Current portion of long-term debt	8,593	10,997
Other current liabilities	4,896	4,997
Total current liabilities	163,348	178,240
Long-term debt, net of current portion	730,992	729,973
Operating lease liabilities, net of current portion	19,097	20,352
Other long-term liabilities	350	347
Total liabilities	913,787	928,912
Equity (Deficit)
Class A common stock, par value $0.0001 and 120,433,220 shares issued and outstanding at March 31, 2022 and 119,280,781 shares issued and outstanding at December 31, 2021	12	12
Class B common stock, par value $0.0001 and 268,993,501 shares issued and outstanding at March 31, 2022 and 269,243,501 shares issued and outstanding at December 31, 2021	27	27
Additional paid-in-capital	452,153	448,867
Accumulated other comprehensive income	453	293
Accumulated deficit	(317,902)	(295,321)
Noncontrolling interest	(355,900)	(305,852)
Warrants	17,620	17,620
Total equity (deficit)	(203,537)	(134,354)
Total liabilities and equity (deficit)	$710,250	$794,558

SmileDirectClub, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue, net	$142,512	$188,802
Financing revenue	9,134	10,659
Total revenues	151,646	199,461
Cost of revenues	43,066	47,961
Gross profit	108,580	151,500
Marketing and selling expenses	96,711	97,123
General and administrative expenses	70,793	81,078
Lease abandonment and impairment of long-lived assets	1,232	—
Restructuring and other related costs	11,532	1,128
Loss from operations	(71,688)	(27,829)
Interest expense	1,556	17,566
Loss on extinguishment of debt	—	47,631
Other expense	1,423	912
Net loss before provision for income tax expense (benefit)	(74,667)	(93,938)
Provision for income tax expense (benefit)	(1,463)	1,707
Net loss	(73,204)	(95,645)
Net loss attributable to noncontrolling interest	(50,623)	(66,736)
Net loss attributable to SmileDirectClub, Inc.	$(22,581)	$(28,909)

Earnings (loss) per share of Class A common stock:
Basic	$(0.19)	$(0.25)
Diluted	$(0.19)	$(0.25)

Weighted average shares outstanding:
Basic	120,191,790	116,961,510
Diluted	389,297,928	386,878,524

SmileDirectClub, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net loss	$(73,204)	$(95,645)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,916	16,460
Deferred loan cost amortization	1,078	1,960
Equity-based compensation	5,306	15,159
Loss on extinguishment of debt	—	47,631
Paid in kind interest expense	—	3,324
Asset impairment and related charges	1,367	—
Other non-cash operating activities	1,079	954
Changes in operating assets and liabilities:
Accounts receivable	3,241	(6,675)
Inventories	1,785	649
Prepaid and other current assets	(7,258)	1,169
Accounts payable	(2,137)	(15,569)
Accrued liabilities	(11,012)	5,798
Deferred revenue	(425)	(3,553)
Net cash used in operating activities	(61,264)	(28,338)
Investing Activities
Purchases of property, equipment, and intangible assets	(15,118)	(22,981)
Net cash used in investing activities	(15,118)	(22,981)
Financing Activities
Repurchase of Class A shares to cover employee tax withholdings	(1,847)	(4,043)
Repayment of HPS Credit Facility	—	(396,497)
Payment of extinguishment costs	—	(37,701)
Borrowings of long-term debt	—	747,500
Payments of issuance costs	—	(20,595)
Purchase of capped call transactions	—	(69,518)
Final payment of Align arbitration	—	(43,400)
Principal payments on long-term debt	—	(4,609)
Payments of finance leases	(2,404)	(2,541)
Other	562	169
Net cash provided by (used in) financing activities	(3,689)	168,765
Effect of exchange rates change on cash and cash equivalents	(42)	375
Increase (decrease) in cash	(80,113)	117,821
Cash at beginning of period	224,860	316,724
Cash at end of period	$144,747	$434,545

Use of Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”). We provide a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure below and in our Current Report on Form 8-K announcing our quarterly earnings results, which can be found on the SEC’s website at www.sec.gov and our website at investors.smiledirectclub.com.

We utilize certain non-GAAP financial measures, including Adjusted EBITDA, to evaluate our actual operating performance and for planning and forecasting of future periods.

We define Adjusted EBITDA as net loss, plus depreciation and amortization, interest expense, income tax expense (benefit), equity-based compensation, loss on extinguishment of debt, impairment of long-lived assets, abandonment and other related charges and certain other non-operating expenses, such as one-time store closure costs associated with our real estate repositioning strategy, severance, retention and other labor costs, certain one-time legal settlement costs, and unrealized foreign currency adjustments. We use Adjusted EBITDA when evaluating our performance when we believe that certain items are not indicative of operating performance. Adjusted EBITDA provides useful supplemental information to management regarding our operating performance, and we believe it will provide the same to members/stockholders.

We believe that Adjusted EBITDA will provide useful information to members/stockholders about our performance, financial condition, and results of operations for the following reasons: (i) Adjusted EBITDA is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) Adjusted EBITDA is frequently used by securities analysts, investors, lenders, and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth below.

SmileDirectClub, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended March 31,
	2022	2021
	(unaudited)
Net loss	$(73,204)	$(95,645)
Depreciation and amortization	18,916	16,460
Total interest expense	1,556	17,566
Income tax expense (benefit)	(1,463)	1,707
Lease abandonment and impairment of long-lived assets	1,232	—
Restructuring and other related costs	11,532	1,128
Loss on extinguishment of debt	—	47,631
Equity-based compensation	5,306	15,159
Other non-operating general and administrative losses	1,684	912
Adjusted EBITDA	$(34,441)	$4,918